UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

AMERICAN EAGLE ENERGY CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of July 21, 2014, we entered into a Third Amendment to the Credit Agreement that we had entered on August 19, 2013, with certain other parties (our “Lenders’) and Morgan Stanley Capital Group Inc., as the administrative agent for the Lenders (the “Administrative Agent”). We amended and restated the definition of “Six Month Roll Forward Amortization Amount” in Section 1.01 to mean (a) for the Six Month Roll Forward Calculation Date occurring June 30, 2014, the Six Month Roll Forward Amount divided by five and (b) for each other Six Month Roll Forward Calculation Date, the Six Month Roll Forward Amount divided by six. We also added a new Section 5.17 to the Credit Agreement to provide that, on the 15th day and the last business day of each month beginning at the end of this July, we or our previously approved financial advisors agreed to deliver to the Administrative Agent and the Lenders certain supplemental financial reports. In connection with this amendment, we agreed to pay a two percent fee of our then-owing balance and our Lenders agreed to waive any event of default that, as of June 30, 2014, may exist under Section 6.18 of the original Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014	AMERICAN EAGLE ENERGY CORPORATION

	By:	/S/ Bradley Colby
Bradley Colby
President and Chief Executive Officer